Exhibit 99.1

Empower Brands Issues Open Letter to Helen of Troy Shareholders

Posts Presentation Outlining HELE’s History of Unsuccessful Strategic Resets, Raising Concerns About Its Ability to Deliver Shareholder Value as a Standalone Entity

Remains Willing to Engage Constructively with HELE’s Board to Pursue a Mutually Beneficial Transaction

MIDDLETON, Wis.--(BUSINESS WIRE)--Nov. 12, 2026-- Empower Brands Holdings Group, LLC (“Empower Brands”), the Home & Personal Care business jointly owned by Spectrum Brands Holdings, Inc. (“Spectrum Brands”) (NYSE: SPB) and funds managed by Oaktree Capital Management, L.P., today issued an open letter to Helen of Troy (“Helen of Troy” or the “Company”) (NASDAQ: HELE) shareholders in connection with Empower Brands’ previously announced proposal (the “Proposal”) to acquire the Company in an all-cash transaction for $37.00 per share at an implied enterprise value of approximately $1.6 billion (the “Transaction”). An affiliate of Empower Brands currently owns approximately 4.5% of the Company’s outstanding shares, reflecting its conviction in the value and strategic merits of the proposed Transaction.

A corresponding investor presentation supporting Empower Brands’ proposal can be found at https://investor.spectrumbrands.com/proposed-acquisition-helen-troy.

The full text of the letter is as follows:

November 12, 2026

Dear Fellow Shareholders of Helen of Troy,

I write to you on behalf of Empower Brands regarding our proposal to acquire Helen of Troy in an all-cash transaction.

On November 4, 2026, the Helen of Troy Board (“Helen Board”) yet again rejected our offer without substantively engaging with us. This has been part of a consistent pattern in which we have made multiple constructive proposals to acquire Helen of Troy and the Helen Board has refused to engage with us. Our most recent offer of $37.00 per share in cash represents both a substantial premium to where the stock traded before our interest became public and a compelling valuation for the business’ limited prospects as a standalone company. The market reaction to our announcement suggests that Helen of Troy shareholders agree that our Proposal is superior to the Company’s current path.

The consumer products industry is ripe for consolidation for a reason. Greater scale matters. Scale funds the innovation, marketing and operational capabilities required to win in an environment that is highly competitive, with promotional categories facing tepid demand and rising cost pressures. Helen of Troy’s current size and leverage constrain its ability to invest at the level needed to achieve consistent growth and margin expansion.

We have carefully reviewed Helen of Troy’s three-phase strategic roadmap. We are highly skeptical that the plan can deliver the magnitude and durability of improvement that the Helen Board is projecting, particularly against a backdrop of inflation, soft consumer demand in key categories and intense competition.

Our Proposal is certainly not an opportunistic offer, as Helen of Troy is claiming. In fact, in March 2025, when Helen of Troy was trading in the ~$50s per share, we sent Helen a merger proposal. At that time, we repeatedly contacted the Company but there was no meaningful engagement on Helen of Troy’s part. Since then, the Helen of Troy business has deteriorated, resulting in further shareholder value destruction. The pressures and headwinds Helen of Troy faces are real and watching the business continue to deteriorate as it pursues an unrealistic outlook is not in the best interest of Helen of Troy shareholders.

In its promises of growth and enhanced profitability, the Helen Board appears to be counting on shareholders having a short memory. This marks the Company’s third strategic reset in just ten years, with prior initiatives failing to deliver the sustained operational improvements and shareholder returns promised. At its 2023 Investor Day, management and the Helen Board presented its ‘Elevate for Growth’ strategy, outlining a path to a materially higher share price of $228 to $398. The reality has been markedly different, with continued operating underperformance and significant erosion of shareholder value.

Now, shareholders are being asked to believe that another strategic reset will deliver a different outcome, despite many of the same fundamental challenges that have undermined prior plans: insufficient scale, a costly path to restoring growth, persistent margin pressures and a constrained balance sheet that limits the Company's ability to invest in its brands. The latest strategy offers little evidence of how these challenges will be overcome, yet requires shareholders to bear the execution risk of a multiyear turnaround with no assurance that the anticipated benefits will materialize. In fact, given the recent surge of inflationary pressure, we believe that the outlook for Helen of Troy is getting riskier and more uncertain.

We are price-disciplined, and our Proposal reflects a meaningful cash premium to the unaffected share price for shareholders. Our offer is grounded in realistic assumptions about the business and the value we can create together for the Company and its employees.

As we stated to Helen of Troy previously, we remain willing to enter into a constructive dialogue that could potentially support an improved proposal and lead to consummating a transaction. We have provided Helen of Troy with a focused information request list, which does not include commercially sensitive information. We would be willing to sign a customary non-disclosure agreement but are not willing to enter into any standstill.

Given our knowledge of the Company and our experience in the sector, we are confident that we can complete due diligence and finalize a merger agreement on an accelerated timeframe of no more than 45 days. Empower Brands does not anticipate any impediments to obtaining Helen of Troy shareholder approval or the regulatory approvals necessary to consummate the proposed Transaction. The definitive Transaction agreement will not contain any financing contingencies.

We urge the Helen Board to engage constructively with us to pursue a mutually beneficial transaction that delivers meaningful value to the Company’s shareholders. We also urge the Company’s shareholders to contact the Helen Board and tell them that they support this transaction and want the Company to engage with us.

Sincerely,

David Maura

Chairman of Empower Brands Holdings Group, LLC

Forward-Looking Statements:

This document and the accompanying materials contain statements that constitute “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements regarding historical facts, including, without limitation, statements regarding Spectrum Brands’ and Empower Brands’ current expectations, estimates and projections about its industry, its business or the Transaction, are forward-looking statements. Spectrum Brands and Empower Brands caution investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements. Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following: the risk that the Transaction may not be consummated; the risk that the Transaction may be less accretive than expected, or may be dilutive, to Spectrum Brands’ earnings per share, which may negatively affect the market price of Spectrum Brands’ common shares; the possibility that Spectrum Brands, Empower Brands and Helen of Troy will incur significant transaction and other costs in connection with the Transaction, which may be in excess of those anticipated by Spectrum Brands; the risk that Spectrum Brands and Empower Brands may fail to realize the benefits expected from the Transaction; the risk that Empower Brands, following the Transaction, may be unable to achieve anticipated synergies or that it may take longer than expected to achieve those synergies; the risk that any announcements relating to, or the completion of, the Transaction could have adverse effects on the market price of Spectrum Brands’

common shares; the risk that Spectrum Brands and Empower Brands may be unable to obtain the third-party debt financing to fund the Transaction on acceptable terms or at all; and the risk related to any unforeseen liability and future capital expenditure of Spectrum Brands and Empower Brands related to the Transaction.

For additional factors affecting the business of Spectrum Brands, refer to Part I – Item 1A. Risk Factors of Spectrum Brands’ Annual Report on Form 10-K for the fiscal year ended September 30, 2025 (the “2025 10-K”), and other filings with the U.S. Securities and Exchange Commission (the “SEC”).

Important Information for Investors and Security Holders:

This document and the accompanying materials relate to a proposal which Empower Brands has made for an acquisition of Helen of Troy. In furtherance of this proposal and subject to future developments, Spectrum Brands may file one or more proxy statements, tender offer statements or other documents with the SEC. This document is not a substitute for any proxy statement, tender offer statement or other document Spectrum Brands may file with the SEC in connection with the Transaction.

Investors and security holders of Helen of Troy are urged to read the proxy statement(s), tender offer statement and/or other documents filed with the SEC carefully in their entirety if and when they become available, as they will contain important information about the Transaction. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of Helen of Troy, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Spectrum Brands through the website maintained by the SEC at http://www.sec.gov.

No Offer or Solicitation; Participants in the Solicitation:

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This document is neither a solicitation of a proxy nor a substitute for any proxy statement or other filing that may be made with the SEC. Nonetheless, Spectrum Brands, Empower Brands and their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the Transaction. Information regarding such persons who may be considered participants in such a solicitation, including a description of their direct or indirect interests in such matters, by security holdings or otherwise, are set forth below, and will be set forth in any proxy statement(s) and other relevant materials related to such matters if and when they are filed with the SEC.

Any information concerning Helen of Troy contained in this document has been taken from, or based upon, publicly available information. Although Spectrum Brands and Empower Brands do not have any information that would indicate that any information contained in this document that has been taken from such documents is inaccurate or incomplete, neither Spectrum Brands nor Empower Brands take any responsibility for the accuracy or completeness of such information. To date, neither Spectrum Brands nor Empower Brands have had any access to the books and records of Helen of Troy. As of the date hereof, an affiliate of Empower Brands directly beneficially owns 1,049,356 common shares, par value $0.10 per share, of Helen of Troy.

About Empower Brands:

Empower Brands is a home and personal care consumer-products platform jointly owned by Spectrum Brands and Oaktree Capital Management. Through a portfolio of established brands spanning home appliances, personal care and related categories, Empower Brands seeks to create long-term value through increased scale, operational improvement, disciplined acquisitions and enhanced investment behind its brands. Its portfolio includes Remington®, BLACK+DECKER®, George Foreman®, Russell Hobbs®, PowerXL® and other widely recognized consumer brands.

About Spectrum Brands:

Spectrum Brands is a home-essentials company with a mission to make living better at home. Spectrum Brands focuses on delivering innovative products and solutions to  consumers for use in and around the home through its trusted brands. Spectrum Brands is a leading supplier of specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, shaving and grooming products, personal care products, and small household appliances. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands.

About Oaktree:

As a part of Brookfield’s $416 billion credit platform, Oaktree is a premier global credit manager emphasizing an opportunistic, value-oriented and risk-controlled approach to investing across credit, equity, and real estate. To learn more about our global business and investment ethos, please visit Oaktree’s website at www.oaktreecapital.com.

Media Contacts:

Danielle O’Brien / Ross Lovern

Prosek Partners

EmpowerBrands@prosek.com

Investor Contacts:

For Empower Brands / Spectrum Brands:

Jen Schultz

investorrelations@spectrumbrands.com

314-253-5923

For Oaktree:

Rachel Wood

Brookfield

Rachel.Wood@brookfield.com

For All Others:

Bruce Goldfarb/Chuck Garske

Okapi Partners LLC

info@okapipartners.com

(212) 297-0720